UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2016

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of West Coast Office Assets

On November 10, 2016, Hines Real Estate Investment Trust, Inc. (“Hines REIT”), through Hines REIT 5th and Bell LLC, Hines REIT Daytona Campus LLC, Hines REIT Laguna Campus LLC, Hines REIT 2851 Junction Ave LP, Hines REIT Watergate LP, Hines REIT 1900/2000 Alameda De Las Pulgas LLC and Hines REIT West LA Portfolio LP, which are wholly-owned subsidiaries of Hines REIT’s operating partnership, sold 5th and Bell in Seattle, WA; Daytona Buildings in Redmond, WA; Laguna Buildings in Redmond, WA; 2851 Junction Avenue in San Jose, CA; 2100 Powell in Emeryville, CA; 1900 and 2000 Alameda in San Mateo, CA; and Howard Hughes Center in Los Angeles, CA (collectively, the “West Coast Assets”) to BRE Hydra Property Owner LLC (the “West Coast Purchaser”), an affiliate of Blackstone Real Estate Partners VIII L.P. The West Coast Purchaser is not affiliated with Hines REIT or its affiliates.

The sales price for the West Coast Assets was approximately $1.162 billion in aggregate, exclusive of transaction costs and closing prorations.

Sale of Civica Office Commons

Also on November 10, 2016, Hines REIT, through Hines REIT Civica Office Commons LLC, a wholly-owned subsidiary of Hines REIT’s operating partnership, sold Civica Office Commons in Bellevue, Washington to AEW CPT Acquisitions, LLC (the “Civica Purchaser”). The Civica Purchaser is not affiliated with Hines REIT or its affiliates.

The sales price for Civica Office Commons was approximately $193.0 million, exclusive of transaction costs and certain other closing credits and any adjustments for closing prorations. The net proceeds received by Hines REIT from this sale are subjected to a hold back of $5.0 million, which will be released to Hines REIT if Hines REIT meets certain closing conditions within six months after the sale. If Hines REIT does not meet these conditions, the hold back amount will be release to the Civica Purchaser.

Item 7.01 Regulation FD Disclosure.

On November 10, 2016, Hines REIT issued a press release announcing the closing of the sale of the West Coast Assets. The press release is furnished as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Forward-Looking Statements

This filing, including the press release furnished as an exhibit to the filing, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected benefits of the Company’s Plan of Liquidation and Dissolution (the “Plan”), the estimated range of distributions to be made in connection with the Plan, the expected timing and completion of the Plan, the Company’s ability to receive the amount held back from the net proceeds of the sale of Civica Office Commons and the future business, performance and opportunities of the Company. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the Plan, the response of tenants, business partners and competitors to the announcement of the Plan; legal proceedings that may be instituted against the Company and others related to the Plan; risks associated with the Company’s ability to meet the remaining closing conditions related to the sale of Civica Office Commons; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing markets; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel of

Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information. The pro forma financial information will be filed in an amendment to this Current Report on Form 8-K no later than November 17, 2016.

(d) Exhibits

99.1    Press Release, dated November 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

November 10, 2016	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated November 10, 2016